Exhibit 10.5

OUTSIDE DIRECTOR APPOINTMENT AGREEMENT

社外取締役就任契約書

This Outside Director Appointment Agreement (this “Agreement”) is entered into by and between Koei Group Co., Ltd. (the “Company”) and Ferdinand Groenewald (the “Director”).

Koei Group株式会社（以下「甲」という。）とFerdinand Groenewald（以下「乙」という。）は、次のとおり社外取締役就任契約書（以下「本契約」という。）を締結する。

Article 1 (Appointment as Outside Director)

第1条（社外取締役への就任）

Subject to the condition precedent that the Director is elected as a director at a general meeting of shareholders of the Company, the Company shall delegate to the Director the duties of an outside director (as defined in Article 2(15) of the Companies Act of Japan; the same shall apply hereinafter), and the Director shall accept such delegation.

甲は、乙が株主総会において取締役に選任されることを条件として、乙に対し社外取締役（会社法第2条第15号に定める「社外取締役」をいう。以下同じ。）としての職務を委任し、乙はこれを受任する。

Article 2 (Duties)

第2条（職務）

1.	The Director shall, in accordance with the provisions of Article 330 of the Companies Act (Relationship between the Stock Company and its Officers), recognize the role required of an outside director and faithfully execute his duties for the purpose of enhancing the corporate value of the Company.

乙は甲に対して、会社法第330条（株式会社と役員等との関係）の定めに従い、社外取締役に求められる役割を認識し、甲の企業価値の向上のために誠実に職務を執行する。

2.	The Director shall comply with the Articles of Incorporation, other internal rules and regulations of the Company, the laws and regulations of Japan including the Companies Act, as well as the laws and regulations of the United States and any other countries applicable in connection with the business of the Company.

乙は、甲の定款、その他社内規則、会社法を含む日本国の法令並びに甲の事業に関連して適用される米国その他の国の法令及び規則を遵守するものとする。

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Article 3 (Representation and Maintenance of Independence)

第3条（独立性の表明及び維持）

1.	The Director represents and warrants that he satisfies the independence requirements set forth in the applicable laws and regulations and stock exchange rules, including, without limitation, Nasdaq Listing Rule 5605 and Rule 10A-3 under the U.S. Securities Exchange Act of 1934.

乙は、適用法令及び証券取引所規則に定める独立性要件（Nasdaq Listing Rule 5605及び1934年米国証券取引法Rule 10A-3を含むがこれらに限られない。）を充足していることを表明し、保証する。

2.	During the Director’s term of office set forth in this Agreement, the Director shall promptly notify the Company in writing in the event of any occurrence that may affect the Director’s independence.

乙は、本契約に定める乙の職務期間中、独立性に影響を及ぼす事由が生じた場合には、速やかに甲に書面で通知するものとする。

Article 4 (Term of Office)

第4条（就任期間）

The term of office of the Director under this Agreement shall be from [Month] [Day], 2026, until the conclusion of the ordinary general meeting of shareholders for the last fiscal year ending within [two (2)] years; provided, however, that if the Director is re-elected as an outside director at such general meeting of shareholders, the terms and conditions applicable thereafter shall be subject to a separate written agreement entered into between the Company and the Director.

本契約に定める乙の職務期間は、2026年●月●日から[2]年以内に終了する事業年度のうち最終のものに関する定時株主総会が終結する時までとする。ただし、当該株主総会において乙が社外取締役として再任された場合は、甲乙間で別途書面により合意した内容に従うものとする。

Article 5 (Maximum Term of Office)

第5条（就任期間の上限）

The Director’s total term of office shall not exceed ten (10) years; provided, however, that this shall not apply if the Board of Directors of the Company reasonably determines that there is no impact on the Director’s independence in light of the independence criteria set forth in applicable laws and regulations and stock exchange rules.

乙の職務期間は、通算して10年を超えないものとする。ただし、適用法令及び証券取引所規則に定める独立性基準に照らし、甲の取締役会が乙の独立性に影響がないと合理的に判断した場合はこの限りではない。

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Article 6 (Prohibition of Execution of Business)

第6条（業務執行の禁止）

In executing his duties as an outside director of the Company, the Director shall not execute the business of the Company; provided, however, that the following cases shall not be deemed to constitute the execution of business:

乙は、甲の社外取締役として職務を執行するにあたり、甲の業務を執行してはならない。ただし、以下の場合は業務執行に該当しないものとする。

(1)	Where the Director serves as a member of any voluntary committee of the Company and engages in activities of such committee.

乙が甲の任意の委員会の構成員に就任し、当該委員会活動を行う場合。

(2)	Where the Director is involved in the internal whistleblowing system established by the Company in a supervisory or oversight capacity.

甲が設置した内部通報制度に関し、乙が当該制度の監督又は監視の立場で関与する場合。

(3)	Where the Director serves as a member of an investigation committee established for the purpose of investigating facts, analyzing causes, and considering measures to prevent recurrence in the event of corporate misconduct or other incidents involving the Company.

甲に関連する企業不祥事等が発生し、事実関係の調査、原因分析、再発防止策の検討等のために設置された調査委員会の委員に就任した場合。

(4)	Where the Director serves as a member of a committee established for the purpose of valuation due to the necessity of calculating the Company’s corporate value.

甲の企業価値算定の必要性から、価値評価のために設置された委員会の委員に就任した場合。

(5)	Where the Board of Directors, by its resolution and to the extent permitted by laws and regulations, commissions the Director to investigate or provide advice on specific matters in circumstances where a conflict of interest exists between the Company and the Director, or where the Director’s execution of the Company’s business otherwise poses a risk of harming the interests of shareholders.

甲と乙との利益が相反する状況にあるとき、その他乙が甲の業務を執行することにより株主の利益を害するおそれがあるときに、法令上許容される範囲で、取締役会の決議により乙に特定の業務の調査又は助言を委嘱した場合。

Article 7 (Base Remuneration)

第7条（基本報酬）

1.	Subject to the condition that the remuneration is within the total amount of remuneration approved by the general meeting of shareholders, the remuneration to be paid by the Company to the Director shall be [Amount] U.S. Dollars (USD) per year. The Company shall bear any fees required for the remittance.

甲が乙に対して支払う役員報酬は、株主総会において承認された報酬総額の範囲内であることを条件として、年額金●米ドルとする。なお、送金に要する手数料は甲の負担とする。

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2.	In the event that the Company submits a proposal for the re-appointment of the Director to the general meeting of shareholders, the Company and the Director shall consult with each other regarding the revision of the remuneration before the decision on such proposal is made.

甲が乙を再任する議案を株主総会に上程する場合には、当該議案を決定する前に、役員報酬の見直しについて甲乙間で協議するものとする。

3.	The Company shall pay the remuneration for the current fiscal year to the Director in twelve (12) equal installments by the end of each month by wire transfer to the account designated by the Director.

甲は乙に対し、当年度の役員報酬を12等分し、毎月末日までに乙の指定する口座へ振込送金にて支払うものとする。

Article 8 (Special Remuneration)

第8条（特別報酬）

In the event that the Director engages in any of the activities set forth in Article 6 and such activities are reasonably determined to exceed the ordinary scope of duties of an outside director, the Company may, subject to approval by the Board of Directors excluding the Director and provided that such additional remuneration does not impair the Director’s independence under applicable laws and stock exchange rules, pay additional remuneration upon consultation with the Director.

乙が第6条各号に定める活動に従事した場合において、当該活動が通常の社外取締役の職務の範囲を超えると合理的に認められるときは、乙を除く取締役会の決議により、かつ適用法令及び証券取引所規則に基づく独立性を損なわない範囲で、甲乙協議の上、追加報酬を支払うことができる。

Article 9 (Limitation of Liability Agreement and Indemnification)

第9条（責任限定契約等）

1.	The Company and the Director agree that if the Director has acted in good faith and without gross negligence in performing his duties, the amount of liability for damages resulting from a breach of his duties shall be limited to the minimum liability amount set forth in Article 425.1 of the Companies Act. Based on this paragraph, the Company and the Director shall separately enter into a Limitation of Liability Agreement pursuant to Article 427.1 of the Companies Act.

甲と乙は、乙が職務を行うにつき善意かつ重大な過失がないときは、任務懈怠によって生じた損害に関する賠償額については、会社法第425条第1項に定める最低責任限度額を限度とすることに合意する。本項の定めに基づき、甲と乙は別途、会社法第427条第1項に基づく責任限定契約を締結するものとする。

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2.	The Company and the Director shall separately enter into an indemnification agreement pursuant to Article 430-2 of the Companies Act.

甲と乙は、会社法第430条の2に基づく補償契約を別途締結する。

3.	In the event that a claim is made against the Director by a third party in connection with his duties, the Company shall, within a reasonable range, advance defense costs until it is finally determined that such claim is not subject to indemnification; provided, however, that if it is finally determined that the claim is not subject to indemnification, the Director shall promptly return the advanced funds received.

甲は、乙がその職務に関連して第三者から請求を受けた場合、最終的に補償対象外であることが確定するまでの間、防御費用を合理的な範囲で前払いするものとする。ただし、乙は、最終的に補償対象外であることが確定した場合には、受領した前払金を速やかに返還するものとする。

4.	The indemnification provided for in this Article shall include attorneys’ fees, investigation costs, settlement amounts, judgment amounts, and any other reasonably incurred expenses.

本条が定める補償には、弁護士費用、調査費用、和解金、判決金その他合理的に発生した費用を含む。

5.	The indemnification provided under this Article shall apply to the maximum extent permitted by applicable laws.

本条に基づく補償は、適用法令により許容される最大限の範囲で適用されるものとする。

Article 10 (Directors and Officers Liability Insurance)

第10条（役員賠償責任保険）

1.	The Company shall, on or prior to the contemplated listing of the Company in Nasdaq, obtain and maintain a Directors and Officers (D&O) liability insurance policy that includes the Director as an insured person.

甲は、甲の意図されているNasdaq上場時点までに、乙を被保険者に含む役員賠償責任保険契約（D&O保険）を締結し、これを維持する。

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2.	During the Director’s term of office, the Company shall maintain D&O insurance coverage at a level substantially equivalent to that in effect at the commencement of the Director’s term, including with respect to limits of liability, deductibles, and scope of coverage; provided, however, that if maintaining such level becomes materially impracticable due to significant changes in the insurance market or other reasonable circumstances, the Company may maintain coverage at a level reasonably comparable under prevailing market conditions.

甲は、乙の職務期間中、補償限度額、免責金額及び補償範囲を含め、乙の職務期間の開始時点における補償と実質的に同等の水準のD&O保険を維持するものとする。ただし、保険市場の著しい変動その他合理的な事情により当該水準の維持が著しく困難となった場合には、市場慣行に照らし合理的な範囲でこれに近い水準の補償を維持する。

3.	Following the Director’s retirement, the Company shall maintain tail (run-off) D&O coverage for a period of not less than six (6) years with coverage substantially equivalent to that maintained during the Director’s term of office with respect to claims arising from acts or omissions during such term. Such coverage shall include liability arising under U.S. securities laws.

甲は、乙の退任後も、乙の在任期間中の行為に起因する請求に対応するため、退任後少なくとも6年間、乙の在任中と実質的に同等の補償水準を有するテールカバレッジ（ランオフ保険）を維持するものとする。当該保険には、米国証券法に基づく請求を含む役員賠償責任が含まれるものとする。

Article 11 (Information Provision)

第11条（情報提供）

1.	The Company shall timely provide the Director with information and materials that the Director reasonably deems necessary for the performance of his duties.

甲は、乙がその職務遂行のために合理的に必要と認める情報及び資料を適時に提供する。

2.	In the event that the Director reasonably requests, the Company shall permit the Director to inspect minutes of Board of Directors meetings and other important materials.

甲は、乙が合理的に要求する場合には、取締役会議事録その他の重要な資料の閲覧を認めるものとする。

3.	The Director may, upon prior notice to the Company, seek advice from external experts reasonably selected by the Director at the Company’s expense.

乙は、甲に対する事前通知を経て、甲の費用負担により、自己が合理的に選任した外部専門家の助言を受けることができる。

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Article 12 (Confidentiality)

第12条（秘密保持）

The Director shall not provide any confidential information obtained through his duties as an outside director to any third party without the prior written consent of the Company, during the term of office and for a period of five (5) years following termination thereof, except as provided by laws and regulations; provided, however, that this shall not apply in cases where disclosure is required based on applicable laws and regulations, stock exchange rules, or requests from relevant authorities.

乙は、社外取締役としての職務によって知り得た秘密について、法令等に定める場合を除き、職務期間中及び職務期間終了後5年間、甲の事前の書面による承諾なく第三者に提供してはならない。ただし、適用法令、証券取引所規則及び関連当局の要請に基づき開示が求められる場合を除く。

Article 13 (Compliance with Laws and Regulations)

第13条（法令遵守）

1.	The Director shall cooperate with reporting obligations based on applicable laws and regulations, stock exchange rules, and requests from relevant authorities. The Company shall timely provide the Director with information necessary for such submissions.

乙は、適用法令、証券取引所規則及び関連当局の要請に基づく報告義務に協力するものとする。甲は、当該提出に必要な情報を適時に乙に提供するものとする。

2.	The Director shall comply with the internal rules and regulations established by the Company.

乙は、甲が定める社内規程を遵守するものとする。

3.	The Director guarantees that the content of the disclosure, such as the Director’s biographical information described in the documents to be submitted by the Company to relevant authorities, is true and accurate in all material respects to the best of the Director’s knowledge, and the Director shall cooperate in providing information necessary for such disclosure.

乙は、甲が関連当局に提出する書類に記載される乙の経歴情報等の開示内容が、乙の知る限り重要な点において真実かつ正確であることを保証し、当該開示に必要な情報提供に協力するものとする。

Article 14 (Conflict of Interest)

第14条（利益相反）

In the event that a situation arises during the term of office where the Director’s interests conflict with those of the Company, the Director shall promptly report such situation to the Company. The Director shall refrain from participating in deliberations and resolutions concerning relevant matters if required under applicable laws or stock exchange rules. In the event that a situation of conflict of interest occurs repeatedly or continuously, the Company and the Director shall consult in good faith regarding the Director’s resignation from his office.

乙は、職務期間中において甲と利益が相反する状況が生じた場合には、当該状況を速やかに甲に報告し、乙は、適用法令又は証券取引所規則に基づき必要とされる場合には、関係する議案について審議及び決議に参加しないものとする。利益相反の状況が反復継続する場合には、甲の取締役の辞任について甲乙間で誠実に協議する。

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Article 15 (Resignation)

第15条（辞任）

The Director may resign from his office in accordance with the provisions of applicable laws and regulations in the event of any unavoidable circumstances.

乙は、やむを得ない事由がある場合には、適用法令の定めに従い辞任することができる。

Article 16 (Possibility of Non-reappointment)

第16条（不再任の可能性）

The Director acknowledges and agrees that the Company may not submit a proposal for the Director’s re-appointment to the general meeting of shareholders due to circumstances such as changes in the Company’s business strategy or the implementation of an evaluation of the effectiveness of the Board of Directors.

乙は、甲における事業戦略の変更、取締役会の実効性評価の実施等の事情により、乙の再任議案を甲が株主総会に上程しない場合があることを承諾する。

Article 17 (Survival)

第17条（存続条項）

Articles 9, 10, 12, 13, and 18 shall survive the termination of this Agreement and continue in full force and effect.

第9条、第10条、第12条、第13条及び第18条は、本契約終了後も有効に存続する。

Article 18 (Governing Law and Dispute Resolution)

第18条（準拠法及び紛争解決）

1.	This Agreement shall be governed by and construed in accordance with the laws of Japan.

本契約は、日本法に準拠し、日本法に従って解釈される。

2.	Any and all disputes arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

本契約に起因又は関連して生ずる一切の紛争については、東京地方裁判所を第一審の専属的合意管轄裁判所とする。

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Article 19 (Language)

第19条（言語）

This Agreement is prepared in both Japanese and English languages. In the event of any discrepancy between the two versions or any ambiguity in interpretation, the English version shall prevail.

本契約は、日本語及び英語により作成される。両言語の内容に相違又は解釈上の疑義が生じた場合には、英語を優先する。

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, and each party shall retain one (1) copy after signing or affixing their names and seals.

以上のとおり合意したので、これを証するため本書を2通作成し、甲乙それぞれ署名又は記名押印のうえ、各1通を保有する。

[Month] [Day], 2026

2026年＿＿月＿＿日

The Company/甲：	Shinagawa Grand Central Tower
2-16-3 Konan, Minato-ku, Tokyo, Japan
東京都港区港南二丁目16番3号
品川グランドセントラルタワー

Koei Group Co., Ltd.
Koei Group株式会社

Representative Director Mamoru Iwamoto
代表取締役 岩本 守

The Director/乙：	[Melbourne, Florida 32940, United States]
Ferdinand Groenewald

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